Exhibit 99.1

FX Alliance Inc. Receives Letter From NYSE Regarding Timely Notice of Record Date

for 2012 Annual Meeting of Stockholders

NEW YORK, NY, July 3, 2012 – FX Alliance Inc. (“FXall” or the “Company”) (NYSE: FX), the world’s leading electronic foreign exchange platform, today announced that on July 3, 2012, it received a letter (the “Letter”) from the New York Stock Exchange (the “NYSE”) advising that FXall did not comply with Sections 204.21 and 401.02 of the NYSE Listed Company Manual (the “Listed Company Manual”), which required that the Company notify the NYSE of the record date for the 2012 Annual Meeting of Stockholders at least ten days prior to such record date. The Letter was issued to the Company pursuant to Section 303A.13 of the Listed Company Manual.  Concurrently with the issuance of this press release, the Company is filing a Current Report on Form 8-K with the Securities and Exchange Commission related to this matter. The Company has been informed by the NYSE that upon the filing of the Form 8-K, the Company would again be deemed to be in compliance with NYSE listing standards. The Company also confirms June 15, 2012 as the record date for its 2012 Annual Meeting of Stockholders, which will be held on July 31, 2012.

About FXall

FXall is the leading independent global provider of electronic foreign exchange trading solutions, with over 1,000 institutional clients worldwide. FXall's offices in New York, Boston, Washington, London, Zurich, Hong Kong, Tokyo, Singapore, Sydney and Mumbai serve the needs of active traders, asset managers, corporate treasurers, banks, broker-dealers and prime brokers. For more information on FXall, visit www.fxall.com.  Information posted on our website is not incorporated into, and does not constitute a part of, this release.

Contacts:

Investor contact:

Andrew Posen

Head of Investor Relations

Telephone: (646) 268-9952

andrew.posen@fxall.com

News media contact:

Dafina Grapci-Penney

Greentarget

Telephone: +44 20 7324 5486

Mobile: + 44 752 533 5733

dafina.grapci-penney@greentarget.co.uk